UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On August 29, 2011, The Western Union Company (the “Company”) issued a press release announcing that the Company and David Yates, Executive Vice President and President, Business Development and Innovation, have reached a mutual agreement whereby Mr. Yates would separate from his employment with the Company effective September 30, 2011 (the “Termination Date”). A copy of the press release is attached hereto as Exhibit 99.1.

On August 25, 2011, Western Union, LLC (“WU LLC”), a subsidiary of the Company, and Mr. Yates entered into a Mutual Separation Agreement and Release (the “Agreement”).

Pursuant to the Agreement:

•

Provided that the Compensation and Benefits Committee of the Company’s Board of Directors has certified that the applicable performance goals under the Company’s Senior Executive Annual Incentive Plan have been achieved for 2011, Mr. Yates will receive a bonus under such Plan for 2011, equal to 75% of the bonus Mr. Yates would have been eligible to receive had he not separated employment from WU LLC.

•

Mr. Yates’ outstanding equity awards shall be governed by the terms of the applicable award agreements as they apply to an award holder who is not eligible for benefits under the Company’s Severance/Change in Control Policy (Executive Committee Level) and who has voluntarily terminated employment with the Company on the Termination Date. Accordingly, all of Mr. Yates’ outstanding and unvested equity awards will be forfeited on the Termination Date.

•

Mr. Yates will receive a lump sum cash payment in the gross amount of $100,000 intended to defray costs incurred by him in connection with his relocation from Colorado to the United Kingdom, and in exchange for certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates.

In addition, Western Union Financial Services, Inc., an affiliate of the Company (“WUFSI”), and Mr. Yates intend to enter into a consulting agreement, pursuant to which Mr. Yates would receive payments totaling approximately $1,500,000 in the aggregate during the period from October 1, 2011 to February 28, 2013, in exchange for consulting services to WUFSI, and certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release by The Western Union Company dated August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2011	THE WESTERN UNION COMPANY

	By:	/s/ Darren A. Dragovich
Darren A. Dragovich
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release by The Western Union Company dated August 29, 2011.